As filed with the Securities and Exchange Commission on November 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Li Bang International Corporation Inc.

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s Name Into English)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

No. 190 Xizhang Road, Gushan Town

Jiangyin City, Jiangsu Province

People’s Republic of China

Telephone: +86 0510-81630030

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, Address and Telephone Number of Agent for Service)

With copies to:

Fang Liu, Esq.

VCL Law LLP

1945 Old Gallows Road,

Suite 260

Vienna, VA 22182

(703) 919-7285

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 25, 2025

Li Bang International Corporation Inc.

US$300,000,000

Class A Ordinary Shares

Preferred shares

Debt Securities

Warrants

Subscription Rights

Units

We may offer, issue and sell from time to time up to US$300,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares of par value of US$0.0001 each (“Class A Ordinary Shares”), preferred shares, debt securities, warrants to purchase Class A Ordinary Shares, subscription rights and a combination of such securities, separately or as units, in one or more offerings. We refer to our Class A Ordinary Shares, preferred shares, debt securities, warrants, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

We may, from time to time, sell the securities directly or through underwriters, agents or dealers, on or off the Nasdaq Stock Market LLC, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares held by non-affiliates in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding ordinary shares held by non-affiliates, as of November 10, 2025, was approximately US$2.37 million, which was calculated based on 3,312,000 ordinary shares held by non-affiliates and the per share price of US$0.715, which was the closing price of our Class A ordinary shares on November 10, 2025. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Class A Ordinary Shares are listed on Nasdaq under the symbol “LBGJ.” On November 24, 2025, the closing price of our Class A Ordinary Shares on Nasdaq was US$0.665 per share.

Our issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B ordinary shares of par value of US$0.0001 each (“Class B Ordinary Shares”). Class A Ordinary Shares are the only class of ordinary shares being offered in this offering. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for the voting right and the conversion right. Each of the Class A Ordinary Shares is entitled to one (1) vote on all matters subject to a vote at general meetings of shareholders of Li Bang International Corporation Inc., while each of the Class B Ordinary Shares is entitled to fifteen (15) votes. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Class B Ordinary Shares are convertible into Class A Ordinary Shares on a one for one basis at the option of the holder of such Class B Ordinary Shares. For more detailed description of risks related to the dual-class structure, please see “Risk Factors — Risks related to our Class A Ordinary Shares and this Offering — Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B Ordinary Shares may view as beneficial.”

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 16, in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus, and in any applicable prospectus supplement.

Li Bang International Corporation Inc. is a Cayman Islands holding company that conducts all of its operations in the People’s Republic of China, or the PRC, through its PRC Subsidiaries, in particular, Suzhou Deji Kitchen Engineering Co., Limited (“Suzhou Deji”), Wuxi Li Bang Kitchen Appliance Co., Limited (“Wuxi Li Bang”), Li Bang Kitchen Appliance Co., Limited (“Li Bang Kitchen Appliance”), Yangzhou Bangshijie Kitchen Appliance Co., Limited (“Yangzhou Bangshijie”), and Nanjing Bangshijie Kitchen Appliance Co., Limited (Nanjing Bangshijie, collectively, the “Operating Subsidiaries”, or the “PRC Subsidiaries”). Investors in our Class A Ordinary Shares should be aware that you do not directly hold equity interests in the Operating Subsidiaries. Investors can only purchase equity solely in Li Bang International Corporation Inc., our Cayman Islands holding company, which indirectly owns the majority of equity interests in the PRC Subsidiaries.) We do not have or intend to have any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in PRC.

We face various legal and operational risks and uncertainties as a company primarily operating in China. The PRC government has significant authority to exert influence on the ability of a China-based company, like us, to conduct its business, accept foreign investments or be listed on a U.S. stock exchange. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, as well as the uncertainty on whether the U.S. Public Company Accounting Oversight Board, or PCAOB, will continue to be able to satisfactorily inspect or investigate completely registered public accounting firms operating in mainland China and Hong Kong. The PRC government may also influence our operations at any time by adopting new laws and regulations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has historically published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Any such action, once taken by the PRC government, could cause the value of such securities to significantly decline or in extreme cases, become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We believe neither Li Bang International Corporation Inc. nor its PRC Subsidiaries will be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Cybersecurity Review Measures became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration, or the Security Administration Draft, is enacted as proposed, given that: (i) using our products and services does not require users to provide any personal information; (ii) we do not possess any personal information of users in our business operation; (iii) we do not collect data or operate crucial network facilities and information systems that affect or may affect national security or public interest and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and to list on an U.S. or other foreign exchange. On April 22, 2024, we received approval from the CSRC regarding our completion of the required filing procedures for our initial public offering. As of the date of this base prospectus, we believe that we or our PRC Subsidiaries (1) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the CAC or any other PRC authorities to continue to list our securities on a U.S. exchange, and (2) have not received or were denied such permissions by any PRC authorities.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for our cash and financing requirements. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Li Bang International Corporation Inc. is permitted under the laws of Cayman Islands to provide funding to its subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds. Our subsidiary in Hong Kong is also permitted under the laws of Hong Kong SAR to provide funding to Li Bang International Corporation Inc. through dividend distributions without restrictions on the amount of the funds. Current PRC regulations permit Li Bang WFOE to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. On or about June 8, 2022, the Company made dividend payments of RMB 6 million (approximately $941,073) to the shareholders of the Company. As of the date of this prospectus, except for the previously mentioned dividend payments in June 2022, neither the Company nor its subsidiaries have made other transfers, dividends, or distributions to investors and no investors have made transfers or distributions to the Company or its subsidiaries. We do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funds and how such funds are transferred. See “Item 3. Key Information — Transfers of Cash to and from Our Subsidiaries” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), if the Public Company Accounting Oversight Board (“PCAOB”), is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the U.S. Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

As of the date of the prospectus, Wei, Wei & Co., LLP, our auditor, is not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. Wei, Wei & Co., LLP is based in the U.S. and registered with PCAOB and subject to PCAOB inspection. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditors because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. We may offer and sell the securities described in this prospectus from time to time in one or more offerings on a continuous or delayed basis.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus (as supplemented or amended). We or the selling shareholders are offering to sell, and seeking offers to buy, securities only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“2025 Annual Report” refers to the annual report on Form 20-F for the fiscal year ended June 30, 2025 filed with the U.S. Securities and Exchange Commission on November 7, 2025;

●	“China” or the “PRC” refers to the People’s Republic of China;

●	“Class A Ordinary Shares” refers our Class A ordinary shares of Li Bang International of par value of US$0.0001 each, each entitled to one (1) vote on all matters subject to vote at general meetings of Li Bang International.

●	“Class B Ordinary Shares” refers our Class B ordinary shares of Li Bang International of par value of US$0.0001 each, each entitled to fifteen (15) votes on all matters subject to vote at general meetings of Li Bang International.

●	“HKD” refers to the official currency of Hong Kong;

●	“Li Bang International”, “our Company”, the “Company”, “we”, “us”, or “our” refers to Li Bang International Corporation Inc., an exempted company incorporated in the Cayman Islands with limited liability. “Group” refers to Li Bang International and its consolidated subsidiaries collectively;

●	“Li Bang HK” refers to Li Bang International Hong Kong Holdings Limited, a Hong Kong limited company, which is a wholly-owned subsidiary of Li Bang International;

●	“Li Bang WFOE”, “WFOE”, or “Li Bang Intelligent Technology” refers to Jiangsu Li Bang Intelligent Technology Co., Limited, a wholly foreign-owned enterprise in the PRC and a wholly owned subsidiary of Li Bang HK;

●	“Li Bang Kitchen Appliance” refers to Li Bang Kitchen Appliance Co., Limited, a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Li Bang WFOE;

●	“Suzhou Deji” refers to Suzhou Deji Kitchen Engineering Co., Limited a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Li Bang WFOE;

●	“Wuxi Li Bang” refers to Wuxi Li Bang Kitchen Appliance Co., Limited, a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Li Bang WFOE;

●	“Yangzhou Bangshijie” refers to Yangzhou Bangshijie Kitchen Appliance Co., Ltd, a limited liability company organized under the laws of the PRC and a subsidiary of Li Bang Kitchen Appliance;

●	“Nanjing Bangshijie” refers to Nanjing Bangshijie Kitchen Appliance Co., Ltd, a limited liability company organized under the laws of the PRC and a subsidiary of Li Bang Kitchen Appliance;

●	“Operating Subsidiaries” refer to Li Bang WFOE, Suzhou Deji, Wuxi Li Bang, and Li Bang Kitchen Appliance and its subsidiaries;

●	“RMB” refers to Renminbi, or the legal currency of the PRC; and

●	“U.S. dollars,” “$,” “US$” and “USD” refer to the legal currency of the U.S.

Unless otherwise noted, all translations from Renminbi to U.S. dollars in this prospectus were made at the exchange rate below. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all.

	For the Year Ended	For the Year Ended
	June 30, 2024	June 30, 2025
Period Ended RMB: US$ exchange rate	7.1268	7.1586
Period Average RMB: US$ exchange rate	7.1326	7.1599

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These forward-looking statements are made under the “safe-harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Known and unknown risks, uncertainties and other factors, including those listed under the section of “Risk Factors” and “Item 3. Key Information—D. Risk Factors” to our most recent Annual Report on Form 20-F filed with the SEC and incorporated by reference in this prospectus, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategies and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	the trends in and expected growth of the commercial kitchen equipment industry in the PRC and globally;

●	our expectation regarding the regulatory approvals and certifications for our products and services;

●	our expectations regarding the demand for and market acceptance of our products and services;

●	our expectations regarding our relationships with distributors, customers, component suppliers, strategic partners and other stakeholders;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry; and

●	assumptions underlying or related to any of the foregoing.

These forward-looking statements involve various risks and uncertainties. You should read thoroughly this prospectus (as supplemented or amended) and the information incorporated by reference in this prospectus with the understanding that our actual future results may be materially different from, or worse than, what we expect. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and the information incorporated by reference in this prospectus contain certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The commercial kitchen equipment industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material adverse effect on our business and the market price of our securities. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus (as supplemented or amended) and the information incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from, or worse than, what we expect.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Company Overview

Li Bang International Corporation Inc. (“Li Bang International”, “the Company”, “we”, “us”, “our” and similar terms) was incorporated in the Cayman Islands on July 8, 2021. We conduct all of our operations in China through our Operating Subsidiaries in China. The main business of our Operating Subsidiaries is to design, develop, produce and sell stainless steel commercial kitchen equipment in China under our own “Li Bang” brand. Additionally, our Operating Subsidiaries provide customers with comprehensive services, from commercial kitchen design in the early stage to equipment installation and after-sales maintenance.

Our production plant in China is more than 10,000 square meters. We use modern production facilities and state-of-the-art procedures. Furthermore, as a new technology enterprise in Jiangsu Province, we fall within the scope of advanced technology enterprises that benefit from key national support for residential companies that employ continuous R&D activities and transformational technical achievements to form core independent intellectual property rights. On this basis, we carry out our business activities within the PRC and Li Bang Kitchen Appliance Co., Limited, one of our PRC subsidiaries, enjoys the advantage of a 15% preferential corporate income tax rate. Our Company approaches technology R&D as the keystone principle to obtain new national invention patents, utility model patents, and for passing a number of system certifications. We have earned a great reputation in the industry by having our products featured in the Government Energy-Saving Equipment Catalog. The future of R&D in the manufacturing sector of commercial kitchen appliance equipment will trend toward automation, scale, service integration, intelligence, energy conservation, and environmental protection, and we expect our market prospects will be broader.

Our Operating Subsidiaries mainly undertake projects of middle-and high-end customer groups by bidding on contracts. Our customer base consists of international hotels, companies, public institutions, educational institutions, hospitals, and other facilities. Our Operating Subsidiaries provide customized design solutions for different types of customer groups. In addition, our Operating Subsidiaries have the qualification certificate of professional engineering construction and installation so that our Operating Subsidiaries can provide independent installation services.

Our Operating Subsidiaries sell products and provide services under our own “Li Bang” brand, and our income comes from these sales, of which installation and after-sales services do not separately generate revenue. Our Operating Subsidiaries have established sustainable business relationships with clients in Shanghai, Jiangsu and Zhejiang by setting up branches and subsidiaries to provide after-sales services for local projects.

At the same time, our Operating Subsidiaries always pay special attention to the extension of services after the delivery of commercial kitchen equipment with our existing clients. Our Operating Subsidiaries vigorously promote our after-sales service module, providing technical consultation, training and guidance, post-sale upgrades, and other comprehensive supporting services to increase customer loyalty. The reputation we foster by doing so is conducive to enlarging our client base through gaining new customers.

Our Operating Subsidiaries are committed to making innovative and high-quality kitchen appliance products, and our Operating Subsidiaries are striving to become a first-class commercial kitchen appliance manufacturer in China. Our goal is to develop into a household name brand synonymous with the products we manufacture.

Our Products and Services

Our Operating Subsidiaries independently research, develop and produce stainless commercial kitchen appliances that include complete sets of kitchen equipment, cooking machinery, food machinery, hotel supplies, kitchen accessories, and so on. At the same time, our Operating Subsidiaries provide comprehensive services from early-stage design of commercial kitchen appliances to equipment installation and after-sales maintenance.

Our products

Our Operating Subsidiaries offer a range of commercial kitchen accessories covering steaming, cooking, baking, frying, disinfection, conditioning, refrigeration, and so on, in 13 series with more than 80 varieties, as well as stainless steel kitchen equipment, cooking and food preparation instruments, hotel supplies, and kitchen appliance accessories of more than 300 varieties.  These products are used by a wide variety of customers such as government, private business, and public institutions. Additionally, our Operating Subsidiaries customize special products according to any customer’s project needs. Our main products are categorized as follows:

Cookers

Our cookers include stoves, stir-fry stoves, steaming cabinets, and soup pots which are used in all kinds of commercial kitchens. Our products are certified by the China Quality Certification Center CQC for energy efficiency, environmental protection and safety, and meet all food contact standards. Our energy-saving steam cabinets and energy-saving gas steam rice boxes were certified as high-tech products by the Jiangsu Provincial Department of Science and Technology in 2017 and 2016, respectively.

At present, our core products under production are:

●	Intelligent stoves made of stainless-steel board that can be utilized in large catering enterprises, the food processing industry, and canteens of various scales. They are equipped with intelligent controllers and displays. With soft key ignition (to turn on by clicking on the display button to select fire, the cooking process can be controlled by the system automatically after parameters are set) and a multi-position magnetic switch that controls the import of fire and fan and proportional valve, full and stable combustion can be ensured, and the requirements proposed by the national quality supervision and inspection center on product thermal efficiency can be met. Our electromagnetic stoves have been equipped with high-power core sets with fault alarm function. Furthermore, fan operation, gas leakage, ignition, and main-board temperature can be displayed in real time on the display.

●	Intelligent pressure cookers and intelligent soup cookers are widely used in catering, food processing and other fields. When designing these products, our R&D team pays attention to the pressure sensor, touch screen, liquid level probe, safety valve, and other intelligent components. Our products have one-button releasing and reset functions, with no need for manual operation. In addition, users can set the cooking time and firepower with the touch screen, which can improve product safety, environmental performance, and convenience of operation for catering industry users.

Fume Emission and Fresh Air Supply Pipe Systems

Fume emission and fresh air supply pipe systems include a fume purifier, fume hood, gas collection hood, and other products. Our oil smoke purification all-in-one equipment obtained the CEP certification of China environmental protection products in 2020 and is in line with the technical requirements of the catering industry for equipment. The fume hood, purification system, and ventilation system are integrated into one piece of equipment to deliver such system functions as fume filtration with negative pressure, particle absorption, and fume discharge, to solve the fume problem in kitchens and clean the kitchen environment.

Our products are suitable for all kinds of commercial kitchens of various scales with such advantages as a flexible structure, energy efficiency, efficient purification, simple maintenance, and so on, and conform to the national industry standards for fume purification.

Other Core Products

Our waste processor is integrated with a crushing system, transmission system, dehydration system, and detection system, and equipped with a shell and frame made of food grade stainless steel. This product is suitable for all kinds of canteen kitchens for crushing and dewatering kitchen waste. The advantages of this product are the centrifugal grinder, the vacuum flexible suction and drainage pump, the drum centrifugal dehydration, the detection system, and other functions that are independently developed by our Company. Connected to the oil and water separator, our product can also effectively alleviate the environmental problems caused by large amounts of kitchen waste.

Other core products include dining vans, stainless steel grease traps, kitchen waste processors, and plate recycling lines.

Our services

Design and Installation

Our Operating Subsidiaries are dedicated to providing top-line commercial kitchen appliances for governments, enterprises, public institutions, schools, hospitals and hotels. During the planning process for kitchen design and construction, our Operating Subsidiaries customize personalized solutions for each individual kitchen according to factors such as catering use and business scope, cuisine and diet structure, construction scale, investment status, property leasing status, building structure, environmental protection, energy conservation and emissions reduction, working process, use efficiency, kitchen equipment selection, food hygiene, epidemic prevention, and production-related laws and regulations.

In the early stages of a project, our Operating Subsidiaries will conduct a demand analysis to learn about the type of project and the customer’s investment intentions and operation and managerial requirements. Using the materials provided by the customer and their kitchen standards, our Operating Subsidiaries will take into consideration cultural aspects of local food and discuss with the customer the demands and processes for the kitchen facility and related equipment, and, through this, provide a complete kitchen concept design. According to the auditor and the framework determined for the kitchen, our Operating Subsidiaries will consider energy conservation and emission reduction requirements for design optimization, provide a technical process and equipment configuration plan for each kitchen function room, and assist customers in passing their inspections in accordance with the requirements of local health, epidemic prevention, and environmental protection departments.

After the customer reviews and approves the preliminary design, our Operating Subsidiaries will create a detailed mechanical and electrical graphic design. In this process, our Operating Subsidiaries create and provide a full range of kitchen drawings. Next, after the customer reviews and approves the detailed design, our Operating Subsidiaries will purchase materials according to the requirements for kitchen equipment in the documents and prepare for the installation of energy-saving items according to the construction and design drawings. Upon the completion of their kitchen’s physical construction, our Operating Subsidiaries install the equipment according to agreed-upon plan. Finally, our Operating Subsidiaries test all of the equipment they installed and provide written reports to the customer and organize the relevant operational training to ensure that the customer can master the basic operation and use of the equipment.

After-sales Services

We follow the business principle of “satisfying clients” and the service idea of “meeting customers’ rights and interests” to provide professional and excellent after-sales services for both existing. Our professional after-sales service team can provide on-site installation and maintenance services within 72 hours. According to the contracts, the customers do not have options to purchase this service separately, and this promised warranty does not provide the customers with a service in addition to the assurance that the product complies with agreed-upon specifications. The after-sales services are not considered a performance obligation and are accounted for as an assurance warranty. Customers do not need to pay for these services separately. Our service ability has reached the five-star level of the domestic trade standard of “Commodity After-Sales Service Evaluation System.” Given the fact that commercial kitchen appliances are susceptible to natural wear and tear, Our Operating Subsidiaries have presently established branch offices and subsidiaries in Nanjing, Suzhou, Shanghai, Yangzhou for after-sales services. Moving forward, Our Operating Subsidiaries plan to establish an independent after-sales maintenance department specializing in our industry to build a complete after-sales service system. Our Operating Subsidiaries have always been committed to creating advanced and perfected commercial kitchen products with a strict quality control system and an excellent after-sales service system and will continue to do so in the future.

Production

Our Operating Subsidiaries have a production base of more than 10,000 square meters in Jiangyin with modern production facilities and mature and scientific operation procedures.

Our Operating Subsidiaries have adopted a production model of determining production based on sales and keeping appropriate inventory; that is, our Operating Subsidiaries make production plans and purchase raw materials and supporting parts according to customer needs, and carry out production according to the Company’s internal control and planning process. Our commerce department is responsible for contact with customers. After obtaining the bid-winning notice, our Operating Subsidiaries send the quote and drawings to our design department. The design department makes 3D autocad drawings according to the above-mentioned bid-winning documents, and the purchasing department obtains the relevant information needed to purchase parts and equipment. The production department then makes the production plan according to the delivery date, quantity, model, and other requirements and the supply department makes the necessary purchases accordingly. Finally, the production department organizes and arranges for the production and finishes the production within the planned period.

The warranty period of our products is 1 to 5 years, depending on the contracts signed with our customers. Our Operating Subsidiaries accept product returns and exchange requests if the design size is not consistent with the on-site size or some small equipment specifications and models need to be changed. Due to our strict product quality control process, there have been no quality disputes, claims, or lawsuits caused by quality problems.

Research & Development

After years of development, our Operating Subsidiaries have accumulated a technical know-how for products such as stoves, stockpots, and waste processors. Our Operating Subsidiaries are highly skilled at efficiently transferring technological achievements from one area to another and integrating them into the industrial production of our products. The independent programming capacity of our R&D team has allowed us to develop a cloud-based remote monitoring and operating system. The system can be connected with a smartphone app and show users the equipment conditions in real time. Our intelligent system provides our advantage over domestic competitors in that our intelligent stoves monitor gas leakage, stove fire, fan running, and failure conditions, and allow users to proactively address issues before they become problems. While at a base level, users can turn their soup pots and pressure cookers on or off through their phones, large volume users can remotely monitor gas leakage and internal pressure, monitor fume emissions remotely with our Fume Purification machines, and remotely operate our waste processors while seeing waste volume and the dehydration process in real time. As of the date of this prospectus, our Operating Subsidiaries have 19 registered trademarks, 69 registered patents, and 1 registered domain name.

Sales and Marketing

Our Operating Subsidiaries sell commercial kitchen equipment products in China under our own brand “Libang,” and our Operating Subsidiaries undertake projects for medium- and high-end customers mainly by bidding on contracts to provide our services and sell our products.

Our Operating Subsidiaries obtain information about commercial kitchen projects through referrals from national and local design institutes and professional companies. Our Operating Subsidiaries follow local government bidding announcements and participate in bidding under our own name through national public trading and procurement platforms and websites. In addition, large companies and international hotels browse the official procurement platform and select and invite companies with high winning rates to bid. Upon winning a contract through bidding, our Operating Subsidiaries sign procurement contracts with them according to the corresponding bidding process and provide them with a one-stop-shop supporting commercial kitchen products and services.

Our Operating Subsidiaries have established business relationships with more than one hundred organizations nationwide, and our customer base includes international hotels, enterprises and institutions, educational institutions, and hospitals. Presently, our clientele includes Duke University Kunshan, Hehai University, Yancheng Marriott Hotel, Shanghai Songjiang Hilton Hotel, and the Shanghai Cancer Hospital.

Our Competitive Advantages

●	Advanced R&D and Design Capabilities. Our Operating Subsidiaries currently have 56 patents, including 3 invention patents, 51 utility model patents, and 2 design patents. The core team of our R&D department currently consists of three professionals who are in charge of project design, mechanical engineering, and electromechanical engineering, respectively.

●	Strict Quality Control. Our Operating Subsidiaries pay great attention to the control of product quality and have established a comprehensive quality management system to strictly manage the purchase of raw materials and the production processes.

●	High Brand Recognition in the Industry and Commitment to Differentiated Services. Our Operating Subsidiaries have registered a series of trademarks and created the independent brand of “Libang” through years of hard work in the field of commercial kitchen equipment. Our Operating Subsidiaries provide our customers with individual design solutions and our diverse manufacturing technologies and equipment enable us to produce specialized and customized products according to their project needs.

●	High-Quality After-sales Maintenance and Market Development. Since that commercial kitchen equipment is susceptible to wear-and-tear, Our Operating Subsidiaries have assigned dedicated personnel to be responsible for maintaining after-sales services in different regional markets.

●	Highly Experienced and Visionary Management Team. Our core management team has decades of experience in the stainless-steel material industry and the machinery and equipment sales industry and is mainly responsible for strategic planning of new projects, daily operations, and sales of the Company’s various products and services.

Our Growth Strategy

●	Optimizing the Existing Product Portfolio. Our Operating Subsidiaries will continue to introduce professional technical personnel and advanced processing equipment to further develop intelligent and high-quality products independently.

●	Providing Quality Products and Customer Services. Our focus on product manufacturing processes, quality control testing, and product development helps us to provide our customers with high-quality products that meet their individual needs. Our Operating Subsidiaries focus on rigorous product quality audits through our supplier evaluation system and production management system.

●	Expanding Leading Market Position. Our management team is focusing on growing our market share and improving our financial performance. We believe this can be achieved in several ways: (1) continuing to research, develop and make, new products; (2) increasing customer coverage in different regional markets by setting up subsidiaries and branches; and (3) expanding our business scope.

●	Increasing the Support of Existing Sales Channels. Our Operating Subsidiaries continue to acquire customers with medium and high-end needs, actively participate in government bidding projects, undertake large projects for star hotels, real estate companies, and listed enterprises, and strive to deepen cooperation with large state-owned enterprises in EPC, or Engineering Procurement Construction, projects in order to develop larger national and overseas markets.

Our Corporate Structure

Li Bang International is not a PRC operating company but a Cayman Islands holding company conducting operations in China primarily through its Operating Subsidiaries based in the PRC. Investors in our Class A Ordinary Shares should be aware that you do not directly hold equity interests in the Operating Subsidiaries. Investors can only purchase equity in Li Bang International, our Cayman Islands holding company, which indirectly owns majority equity interests in the PRC Operating Subsidiaries. We do not have or intend to have any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in PRC.

We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in mainland China and the complex and evolving PRC laws and regulations. For example, we face risks associated with the fact that the PRC government has significant authority in regulating our operations and may influence or intervene in our operations at any time, regulatory approvals on offerings conducted overseas by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on data security. These risks could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become of little or no value. For a detailed description of risks related to doing business in mainland China, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

The following chart shows our corporate structure as of the date of annual report, including our majority-owned subsidiaries:

Adoption of Dual-Class Share Structure

On June 27, 2025, our shareholders approved an amendment and restatement of our memorandum and articles of association to adopt a dual-class share structure by:

(a)	re-designating, on a one-for-one basis, all of the then issued and outstanding ordinary shares of a par value of US$0.0001 each (“Ordinary Shares”) into Class A ordinary shares of a par value of US$0.0001 each (“Class A Ordinary Shares”), each having one (1) vote per share and the other rights attached to it as set out in the Company’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”);

(b)	re-designating, on a one-for-one basis, 50,000,000 of the authorized but unissued Ordinary Shares into Class B ordinary shares of a par value of US$0.0001 each (“Class B Ordinary Shares”), each having fifteen (15) votes per share and the other rights attached to it as set out in the Amended and Restated Memorandum and Articles of Association; and

(c)	re-designating, on a one-for-one basis, all of the remaining authorized but unissued Ordinary Shares into Class A Ordinary Shares.

Following the adoption of the dual-class share structure, we repurchased an aggregate of 15,436,000 Class A ordinary shares held by Maple Huang Holdings Limited and Funa Lee Holdings Limited and issue an equal number of new Class B Ordinary Shares to such shareholders in consideration therefor. Mr. Huang Feng, our Chief Executive Officer and Chairman of the Board of Directors, has the voting and dispositive power of all the shares held by Maple Huang Holdings Limited. Ms. Funa Li, our director and the spouse of Mr. Huang, has the voting and dispositive power of all the shares held by Funa Lee Holdings Limited. Mr. Huang and Ms. Li beneficially own all of our outstanding Class B Ordinary Shares and control a vast majority of our total voting power following the completion of the aforementioned repurchase and issuance transactions.

As of the date of this prospectus, the authorized share capital of the Company is US$50,000 divided into 450,000,000 Class A Ordinary Shares of par value of US$0.0001 each and 50,000,000 Class B Ordinary Shares of par value of US$0.0001 each.

The Holding Foreign Companies Accountable Act

Pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020 and amended by the Consolidated Appropriations Act, 2023, signed into law on December 29, 2022, or the HFCAA, if the SEC determines we file audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered or operating in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA.

As of the date of this prospectus, Wei, Wei & Co., LLP, our auditor, is not subject to the determinations as to inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” and “— Trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Regulatory Permissions Required from the PRC Authorities for Our Operations

We and our Operating Subsidiaries currently have all material permissions and approvals required for our operations in compliance with the relevant PRC laws and regulations in the PRC, including the business licenses of our Operating Subsidiaries and other permissions related to our business.

The business license is a permit issued by Market Supervision and Administration that allows the company to conduct specific business within the government’s geographical jurisdiction. Each of our PRC Subsidiaries received its business license. Wuxi Li Bang obtained National Industrial Product Production License (Gas Stoves) issued by the State General Administration of the PRC for Quality Supervision and Inspection and Quarantine, Gas Burner Installation and Maintenance Qualification Certificate issued by Wuxi Municipal and Landscape Bureau, and Construction Mechanical and Electrical Installation Engineering Professional Contractor Level 3 Certificate issued by Wuxi Administrative Examination and Approval Bureau. Li Bang Kitchen Appliance obtained National Industrial Product Production License (Electric Heating Food Processing Equipment) issued by Jiangsu Provincial Administration for Market Regulation, Work Safety License (Building Construction) issued by Department of Housing and Urban-Rural Development of Jiangsu Province, Sanitary License for Disinfection Product Manufacturers issued by Jiangsu Provincial Health Commission, Gas Burner Installation and Maintenance Qualification Certificate issued by Wuxi Municipal and Landscape Bureau, and Construction Mechanical and Electrical Installation Engineering Professional Contractor Level 3 Certificate issued by Wuxi Administrative Examination and Approval Bureau. Suzhou Deji obtained Gas Burner Installation and Maintenance Qualification Certificate issued by Suzhou Administrative Examination and Approval Bureau. Yangzhou Bangshijie obtained Gas Burner Installation and Maintenance Qualification Certificate issued by Yangzhou Housing and Urban-Rural Development Bureau. Nanjing Bangshijie obtained Gas Burner Installation and Maintenance Qualification Certificate issued by Nanjing Urban and Rural Construction Committee.

As of the date of this prospectus, except for the business licenses and the permissions mentioned here, Li Bang International Corporation Inc. and our Operating Subsidiaries are not required to obtain any other permissions or approvals from any Chinese authorities to operate the business. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If we or our subsidiaries fail to obtain and maintain such approvals, licenses, or permits required for our business, inadvertently conclude that such approval is not required, or respond to changes in the regulatory environment, we or our subsidiaries could be subject to liabilities, penalties, and operational disruption, which may materially and adversely affect our business, operating results, financial condition and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Regulatory Permissions Required from the PRC Authorities for Overseas Securities Offerings

On December 28, 2021, the Cyberspace Administration of China, or the CAC, together with certain other PRC governmental authorities, jointly released the Revised Cybersecurity Review Measures, which took effect on February 15, 2022. Pursuant to the Revised Cybersecurity Review Measures, (i) operators of critical information infrastructure that intend to purchase network products and services and online platform operators that conduct data processing activities, in each case that affect or may affect national security, and (ii) operators of network platforms seeking listing abroad that are in possession of more than one million users’ personal information must apply for a cybersecurity review. The Revised Cybersecurity Review Measures set out certain general factors which would be the focus in assessing the national security risk during a cybersecurity review, including without limitation, risks of influence, control or malicious use of critical information infrastructure, core data, important data or large amounts of personal information by foreign governments in relation to a listing abroad. If we are required to go through a cybersecurity review, we face uncertainties as to whether we will be able to timely complete the review, or at all, which may subject us to government enforcement actions and investigations, fines, penalties, suspension of our non-compliant operations, and materially and adversely affect our business and results of operations. As of the date of this prospectus, we will not be subject to cybersecurity review with the CAC because we are not in possession of more than one million users’ personal information and we do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future due to the nature of our business.

On February 17, 2023, the CSRC, as approved by the State Council, released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, or the Filing Rules. The Filing Rules took effect on March 31, 2023, when the CSRC started to accept filing applications. Under the Filing Rules, a filing-based regulatory system will apply to “indirect overseas offering and listing” of PRC domestic enterprises, which refers to such securities offering and listing in an overseas market made by an offshore entity based on the underlying equity, assets, earnings or other similar rights of a domestic enterprise which operates its main business domestically in mainland China. The Filing Rules apply to all overseas equity financing and listing activities of PRC domestic enterprises, including initial and follow-on offerings of shares, depository receipts, convertible corporate bonds, or other equity instruments and trading of securities in overseas market.

We completed the required filings with the CSRC for our initial public offering (“IPO”) in accordance with the requirements under the Filing Rules, and the CSRC concluded the filing procedure and published the filing results on the CSRC website on April 22, 2024. However, any future capital raising activities such as follow-on equity or debt offerings, listing on other stock exchanges and going private transactions, may also be subject to the filing requirement with the CSRC. Failure to complete such filing procedures as required under the Filing Rules, or a rescission of any such filings completed by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in mainland China, and other forms of sanctions that may materially and adversely affect our business, financial condition and results of operations. For detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may be required to complete filing procedures with the China Securities Regulatory Commission in connection with our future offerings. We cannot predict whether we will be able to complete such filing on a timely manner, or at all” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Transfers of Cash to and from Our Subsidiaries

As a holding company, Li Bang International may rely on dividends and other distributions on equity paid by its subsidiaries, including those based in the PRC, for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Li Bang International is permitted under the laws of the Cayman Islands to provide funding to our subsidiary incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Our subsidiary in Hong Kong is permitted under the respective laws of Hong Kong to provide funding to Li Bang International through dividend distributions without restrictions on the amount of the funds. There are no restrictions on dividends transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit our WFOE to pay dividends to the Company only out of its accumulated profits after allocation to the required statutory reserve, determined in accordance with Chinese accounting standards and regulations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (U.S. Dollars) to its PRC subsidiaries through an investment (by increasing the Company’s registered capital in a PRC subsidiary). As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, the Company’s PRC subsidiaries are restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to the Company as a dividend. The Company’s subsidiaries within China can transfer funds to each other when necessary through the way of current lending. The transfer of funds among companies is subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases do not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC Subsidiaries’ ability to transfer cash between subsidiaries.

On or about June 8, 2022, the Company made dividend payments of RMB 6 million (approximately $941,073) to the shareholders of the Company. As of the date of this prospectus, except for the previously mentioned dividend payments in June 2022, neither the Company nor its subsidiaries have made other transfers, dividends, or distributions to investors and no investors have made transfers or distributions to the Company or its subsidiaries. The Company’s business is primarily conducted through its subsidiaries.

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing with the local commerce department, while a shareholder loan requires a filing with the State Administration of Foreign Exchange (“SAFE”) or its local bureau. Aside from the declaration to the SAFE, there is no restriction or limitations on such cash transfer or earnings distribution.

With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	Our PRC subsidiaries are required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as a statutory surplus reserve until the cumulative amount of such reserve reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	Our PRC subsidiaries may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; the Company does not participate in a Common Welfare Fund;

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions; and

6.	A withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

If, for the reasons noted above, our subsidiaries are unable to pay shareholder dividends and/or make other cash payments to the Company when needed, the Company’s ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital may be materially and adversely affected. However, our operations and business, including investment and/or acquisitions by our subsidiaries within China, will not be affected as long as the capital is not transferred in or out of the PRC.

We do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funds and how such funds are transferred.

PRC Regulations

In accordance with PRC regulations, a foreign-invested enterprise (“FIE”) established in the PRC is required to provide statutory reserves, which are appropriated from net profit, as reported in the FIE’s PRC statutory accounts. A FIE is required to allocate at least 10% of its annual after-tax profit to the surplus reserve until such reserve has reached 50% of its respective registered capital (based on the FIE’s PRC statutory accounts). The aforementioned reserves may only be used for specific purposes and may not be distributed as cash dividends. Until the required 10% contribution of capital is satisfied, the FIE is not allowed to pay dividends or make other distributions to its shareholders, unless approved by the SAFE. After satisfaction of this requirement, the remaining funds may be appropriated at the discretion of the FIE’s board of directors. Our subsidiary, Li Bang WFOE, qualifies as a FIE and is therefore subject to the above-mandated regulations on distributable profits.

Additionally, in accordance with PRC corporate law, a domestic company is required to maintain a surplus reserve of at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and may not be distributed as cash dividends. Suzhou Deji, Wuxi Li Bang and Li Bang Kitchen Appliance and its subsidiaries were established as domestic companies; therefore, each is subject to the above-mentioned restrictions on distributable profits.

As a result of PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside, prior to payment of dividends, in a general reserve fund, the Company’s PRC Subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company as a dividend or otherwise.

Summary of Risk Factors

An investment in our Class A Ordinary Shares is subject to a number of risks, including risks related to our business and industry, risks related to our corporate structure, risks related to doing business in China, and risks related to our Class A Ordinary Shares in this offering. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors”, beginning on page 16, and “Item 3. Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus, for a more thorough description of these risks.

Risks Related to Our Business and Industry

●	Our business is highly dependent on our brand strength and reputation, and if we fail to maintain and enhance our brand and reputation, consumer recognition of and trust in our products could be materially and adversely affected;

●	Changes in the availability, quality, and cost of key raw materials, transportation, and other necessary supplies or services could have a material adverse effect on our business, financial condition, and results of operations;

●	Our business is dependent on certain major customers and changes or difficulties in our relationships with our major customers may harm our business and financial results;

●	We face intense competition, and if we fail to compete effectively, we may lose market share, and our results, prospects, and results of operations may be materially and adversely affected;

●	Our efforts and investments in product development may not always produce the expected result;

●	Our production may be subject to disruptions and delays;

●	We are exposed to risks associated with the storage of the products we sell;

●	Failure to maintain optimal inventory levels may increase the cost of holding inventory or cause us to lose sales.

Risks Related to Our Corporate Structure

●	We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

Risks Related to Doing Business in China

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations;

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us;

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business;

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Class A Ordinary Shares. Additionally, government and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless;

●	Uncertainties exist with respect to the interpretation and implementation of the enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations;

●	We rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business;

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Class A Ordinary Shares;

●	We must remit the offering proceeds to our Operating Subsidiaries in the PRC before they may be used to benefit our business, and this process may take a number of months;

●	The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China;

●	Some of our shareholders are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the shareholders may be subject to penalties if we are not able to remediate the non-compliance;

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering;

●	Trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction;

●	It is unclear whether we will be subject to the oversight of the CAC and how such oversight may impact us. Our business could be interrupted or we could be subject to liabilities which may materially and adversely affect the results of our operations and the value of your investment.

Risks Related to Our Class A Ordinary Shares

●	The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors;

●	We currently do not expect to pay dividends in the foreseeable future after this offering and you must rely on price appreciation of our Class A Ordinary Shares for return on your investment;

●	As a “controlled company” under the rules of The Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders;

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements;

●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Risks Related to Our Dual-Class Share Structure

●	The dual class structure of our ordinary shares has the effect of concentrating voting control with Mr. Huang Feng, the Chairman of our board of directors and our chief executive officer, and Ms. Li Funa, our director and Mr. Huang Feng’s spouse, and their interest may not be aligned with the interests of our other shareholders.

●	The dual-class structure of our Ordinary Shares may adversely affect the trading market for our Class A Ordinary Shares.

●	Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Corporate Information

Our principal executive office is located at No. 190 Xizhang Road, Gushan Town, Jiangyin City, Jiangsu Province, PRC 214413. The telephone number of our principal executive offices is +86 0510-81630030. Our registered office in the Cayman Islands is located at the offices of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the U.S. is Cogency Global, located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Investors should submit any inquiries to the address and telephone number of our principal executive offices. We maintain a corporate website at http://www.libangco.cn/. The information contained on our website is not a part of this prospectus.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. Additional information about our company is included in the documents incorporated by reference in this prospectus, including our Annual Report on Form 20-F for the fiscal year ended June 30, 2025 filed with the SEC on November 7, 2025. See “Incorporation of Documents by Reference” in this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for corporate governance, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors under the heading “Item 3. Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Dual-Class Share Structure

The dual class structure of our ordinary shares has the effect of concentrating voting control with Mr. Huang Feng, the Chairman of our board of directors and our chief executive officer, and Ms. Li Funa, our director and Mr. Huang Feng’s spouse, and their interest may not be aligned with the interests of our other shareholders.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Under this structure, holders of Class A Ordinary Shares are entitled to one (1) vote per one Class A Ordinary Share, and holders of Class B Ordinary Shares are entitled to fifteen (15) votes per one Class B Ordinary Share, which may cause the holders of Class B Ordinary Shares to have an unbalanced, higher concentration of voting power. As of the date of this prospectus, Mr. Huang Feng, the chairman of our board of directors and our chief executive officer, and Ms. Li Funa, our director and Mr. Huang Feng’s spouse, beneficially own 15,436,000, or 100% of our issued Class B Ordinary Shares, representing approximately 98% of the voting rights in our Company. As a result, until such time as Mr. Huang and Ms. Li’s voting power is below 50%, they as the controlling shareholders have substantial influence over our business, including decisions regarding mergers, consolidations, and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. They may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of Class B Ordinary Shares may also be dilutive to the holders of Class A Ordinary Shares. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A Ordinary Shares.

Several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our ordinary shares may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.

Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Mr. Huang Feng, the Chairman of our board of directors and our chief executive officer, and Ms. Li Funa, our director and Mr. Huang Feng’s spouse, indirectly owns more than a majority of the voting power of our outstanding ordinary ahares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

USE OF PROCEEDS

Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for general corporate purposes.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

●	to or through underwriters or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any selling shareholders or any dealers acting for us or on our behalf or a selling shareholder may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may distribute securities from time to time in one or more of transactions:

●	at a fixed price or prices, which may be changed;

●	at prices relating to prevailing market prices at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

A prospectus supplement with respect to the offered securities will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	any public offering price or purchase price of the securities or other consideration therefor,

●	the proceeds from such sale;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Sales through Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

Market Making, Stabilization and Other Transactions

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in an applicable prospectus supplement.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loan of Pledge of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company incorporated with limited liability and our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Law (Revised) of the Cayman Islands which we refer to as the Companies Act below, and the common law by the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 450,000,000 Class A Ordinary Shares of par value of US$0.0001 each and 50,000,000 Class B Ordinary Shares of par value of US$0.0001 each.

Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association adopted pursuant to special resolutions of the Company passed on June 27, 2025 which we refer to below as our Amended and Restated Memorandum and Articles of Association and the Companies Act, insofar as they relate to the material terms of our ordinary shares. Copies of our Amended and Restated Memorandum and Articles of Association are filed as exhibits to our annual reports on Form 20-F.

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary share. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

Our ordinary shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings, and each Class B ordinary share shall entitle the holder thereof to fifteen votes on all matters subject to vote at our general meetings.

Subject to the provisions of our Amended and Restated Memorandum and Articles of Association and to the rights attaching to any class of existing shares, the directors may issue, allot, grant options over or otherwise dispose of shares (including any fractions of shares) and other securities of the Company with such preferred, deferred or other special rights, restrictions or privileges (whether in regard to voting, Distributions, a return of capital or otherwise), in such classes and series, at such times, to such persons, for such consideration and on such terms as the directors may determine. No share may be issued at a discount to par value except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

Preemptive Rights

The shareholders of our company do not have any preemptive or similar rights.

Dividends

Subject to the provisions of the Companies Act and our Amended and Restated Memorandum and Articles of Association, the directors may declare and pay out of the funds of the Company lawfully available for such purpose a distribution at a time and of an amount they think fit. No distribution shall be paid except out of the realised and unrealised profits of the Company, and/or out of the share premium account and/or as otherwise permitted by the Companies Act. The directors may declare that any distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and the directors may settle the same as they think expedient and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the basis of the value so fixed in order to adjust the rights of all members and may vest any such specific assets in trustees as may seem expedient to the directors.

Unless provided by the rights attached to a share, no dividend shall bear interest against the Company.

Voting Rights

Subject to any special rights or restrictions as to voting attached to any shares, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company and each Class B Ordinary Share shall entitle the holder thereof to fifteen (15) votes on all such matters. Votes may be given personally, by duly authorized representative or by proxy.

Conversion

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares in any event.

Variation of Rights Attaching to of Shares

If, at any time, the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of more than one half of the issued shares of that class or with the sanction of a resolution passed by a majority of more than one half of the holders of shares of the class or series present in person or by proxy and entitled to vote at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of our Amended and Restated Memorandum and Articles of Association relating to general meetings shall, mutatis mutandis, apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll. The rights conferred upon the holders of the shares of any class shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed not to be varied by the creation or issue of further shares ranking pari passu with, or subsequent or in priority to, the existing shares of that class.

Alteration of Share Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase the share capital by such sum, to be divided into shares of such amount, and with such rights, privileges, priorities and restrictions attached to them as the resolution shall prescribe;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	subject to section 13 of the Companies Act, sub-divide our existing shares, or any of them, into shares of smaller amounts than is fixed by our Amended and Restated Memorandum and Articles of Association; and

(d)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital and any capital redemption reserve in any way.

Calls on Shares and Liens

The directors may, from time to time, make calls upon the members in respect of some or all of any moneys unpaid on their shares, whether in respect of their par value or the premium payable on those shares; each member shall (subject to receiving at least 14 days’ notice specifying the time or times of payment) pay to the company at the time or times so specified the amount called on his shares. a call may be required to be paid in instalments. The directors may revoke or postpone a call at any time.

If a sum called in respect of a share is not paid before or on the day appointed for payment of that call, the member from whom such amount is due shall pay interest upon the sum at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is so fixed, at the rate of six percent per annum from the day appointed for payment of the call to the time of the actual payment. The directors shall have the discretion to waive payment of any such interest in full or in part.

If a member fails to pay any call or instalment of a call in respect of shares on the day appointed for payment, the directors may serve a notice on such member naming a further date not earlier than the expiration of 14 days from the date of service on or before which the payment required by the notice is to be made and containing a statement that in the event of non-payment the shares, or any of them, will be liable to be forfeited.

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit. the proceeds of any sale or disposition of the forfeited share may be received and used by the company as the directors determine.

Unclaimed Dividend

Any distribution which remains unclaimed after a period of six years from the date of declaration of such distribution shall be forfeited and shall revert to the Company.

Redemption and Purchase of Own Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may:

(a)	issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the member on such terms and in such manner as the directors may, before the issue of such shares, determine;

(b)	purchase its own shares (including any redeemable shares) on such terms and in such manner as the directors determine;

(c)	make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Companies Act including out of capital; and

(d)	permit the surrender of fully paid shares for no consideration.

We may make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

The directors may, when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payments either in cash or in kind.

Transfer of Shares

Provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the ordinary shares are fully paid, by or on behalf of that shareholder; and

(b)	where the ordinary shares are unpaid or partly paid or where otherwise required by our directors, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into the register of members of the Company.

Where the ordinary shares in question are not listed on or subject to the rules of Nasdaq, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such ordinary share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of ordinary share;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the ordinary share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within two month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on not less than 14 calendar days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our ordinary shares have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under our Amended and Restated Memorandum and Articles of Association, the directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the corporate records of the Company or any of them shall be open to the inspection of members not being directors and no member (not being a director) shall have any right to inspect any corporate records of the Company except as conferred by the Companies Act or authorised by the directors. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. Any one or more of the directors shall forthwith proceed to convene a meeting of members upon the written request of members entitled to exercise 10% or more of the rights to vote at such general meeting. The written request of members to requisition a meeting must state the purpose of the meeting and must be signed by the members requisitioning the meeting. The written request must be lodged at the registered office and may be delivered in counterpart. If the directors do not proceed to convene a meeting of members within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the meeting of members in the same manner as nearly as possible as that in which a meeting of members may be convened by a director, in which case all reasonable expenses incurred by the requisitionists as a result of the failure of the directors to convene the general meeting shall be reimbursed to them by the company. Where the requisitionists fail to convene the meeting of members within three months of their right to convene the meeting arising, the right to convene the meeting of members shall lapse.

At least five days’ notice (exclusive of the day on which notice is served or deemed to be served, but inclusive of the day for which notice is given) of general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the meeting. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person, through their authorized representative or by proxy one or more shareholders who, together, hold at least one third of the issued voting share capital of the Company.

If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other day, time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the shareholders present shall be a quorum.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless the board of directors demands before the meeting that voting shall be conducted by poll or a poll is (before, on or after the declaration of the result of the show of hands) demanded by the chairman of the meeting or one or more members present in person or by proxy and holding shares representing at least ten percent of all of the issued shares giving a right to attend and vote at the meeting, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution. If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under our Amended and Restated Memorandum and Articles of Association, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited unless otherwise determined by our shareholders by ordinary resolution.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed there shall be no shareholding qualification for directors.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of our Amended and Restated Memorandum and Articles of Association, the office of a director shall be vacated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the Nasdaq corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the Nasdaq corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Companies Act and our Amended and Restated Memorandum and Articles of Association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our Amended and Restated Memorandum and Articles of Association. However, to the extent allowed by the Companies Act, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors has established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under our Amended and Restated Memorandum and Articles of Association.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to issue debentures, debenture stock, mortgages, bonds and other such securities and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise then by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above, provided that the nature of the interest in such contract, transaction arrangement or proposal shall be disclosed by him at or prior to its consideration and any vote on that matter.

Capitalization of Profits

The directors may capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account or otherwise available for distribution and appropriate such sum to members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and apply such sum on their behalf in paying up in full unissued shares for issue, allotment and distribution credited as fully paid-up to and amongst them in the proportions aforesaid. in such event the directors may make such provisions as they think fit in the case of shares becoming distributable in fractions.

Liquidation Rights

If we are wound up, the shareholders may, subject to our Amended and Restated Memorandum and Articles of Association and any other sanction required by the Companies Act, pass a special resolution and any other sanction required by the Companies Act, divide amongst the members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members and those liable to contribute to the winding up as the liquidator shall think fit.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, together with a statement of the shares held by each shareholder, such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each shareholder; (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a person who has agreed to become a shareholder and who is registered in the register of members is deemed, as a matter of the Companies Act, to be a shareholder. Furthermore, as a matter of the Companies Act, the registration of any person in the register of members as holder of any shares shall be prima facie evidence of such person having legal title to the shares as set against its name in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. our Amended and Restated Memorandum and Articles of Association provide that every director, alternate director or officer shall be indemnified out of the assets of the Company against any and all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of the company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Amended and Restated Memorandum and Articles of Association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s memorandum and articles of association. Our Amended and Restated Memorandum and Articles of Association allow our shareholders entitled to exercise 10% or more of the rights to vote at general meeting requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles of Association, directors may be removed by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (a) is prohibited by the law of the Cayman Islands from acting as a director; (b) is made bankrupt or makes an arrangement or composition with his or her creditors generally; (c) resigns his office by notice to the Company; (d) only held office as a director for a fixed term and such term expires; (e) in the opinion of a registered medical practitioner by whom that director is being treated, becomes physically or mentally incapable of acting as a director; (f) is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director); (g) is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or (h) without the consent of the other directors, is absent from meetings of directors for a continuous period of six months.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Restructuring. A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a)	is or is likely to become unable to pay its debts; and

(b)	intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Amended and Restated Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Amended and Restated Memorandum and Articles of Association, if, at any time, the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of more than one half of the issued shares of that class or with the sanction of a resolution passed by a majority of more than one half of the holders of shares of the class or series present in person or by proxy and entitled to vote at a separate general meeting of the holders of the shares of the class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Amended and Restated Memorandum and Articles of Association, our Amended and Restated Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association that require our company to disclose shareholder ownership above any particular ownership threshold.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preference share, if any;

●	the issue price per preference share (or if applicable, the calculation formula of the issue price per preference share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preference share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Subject to the provisions of our Amended and Restated Memorandum and Articles of Association and to the rights attaching to any class of existing shares, the directors may issue, allot, grant options over or otherwise dispose of shares (including any fractions of shares) and other securities of the Company with such preferred, deferred or other special rights, restrictions or privileges (whether in regard to voting, distributions, a return of capital or otherwise), in such classes and series, at such times, to such persons, for such consideration and on such terms as the directors may determine.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

EXPENSES

We will incur a SEC registration fee of US$41,430, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and others in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities. We will pay all expenses in connection with the distribution of the ordinary shares being sold by the selling shareholders, except for the underwriting discounts and selling commissions payable by, and all legal fees and expenses of legal counsel associated with the review of the registration statement for, the selling shareholders, if any.

LEGAL MATTERS

We are being represented by VCL Law LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. VCL Law LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law.

EXPERTS

The consolidated financial statements of Li Bang International Corporation Inc., which are incorporated in this prospectus by reference to our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, have been so incorporated in reliance on the report of Wei, Wei & Co., LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of Wei, Wei & Co., LLP is 133-10 39th Avenue, Flushing, NY 11354, U.S.A.

ENFORCEMENT OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East, 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Harney Westwood & Riegels, our counsel as to Cayman Islands law, has advised us there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

PRC

There is uncertainty as to whether the courts of the PRC would (a) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (b) entertain original actions brought in the PRC against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law. In addition, under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest may be recognized and enforced by a PRC court, based either on bilateral treaties or international conventions contracted by China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no bilateral treaty, international convention or other form of reciprocity between China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, it would be highly unlikely that a PRC court would enforce judgments rendered by U.S. courts.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. You may inspect a copy of the registration statement through the SEC’s website, as provided above. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

The documents we are incorporating by reference are:

●	our annual report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 7, 2025;

●	our current report on Form 6-K furnished with the SEC on November 12, 2025; and

●	the description of the securities contained in Exhibit 2.1 to our annual report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 7, 2025, together with all amendments and reports filed for the purpose of updating that description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Li Bang International Corporation Inc.

No. 190 Xizhang Road, Gushan Town

Jiangyin, Jiangsu Province

People’s Republic of China

+86 0510-81630030

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide that every director, alternate director or officer shall be indemnified out of the assets of the company against any and all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of the company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements between us and our independent directors, the form of which was filed as Exhibit 10.1 to the current report on Form 6-K that was filed with the SEC on May 28, 2025, we agreed to indemnify our independent directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director.

Item 9.	Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement
4.1	Description of the Registrant’s Securities (incorporated herein by reference to Exhibit 2.1 to our annual report on Form 20-F, filed with the SEC on November 7, 2025)
4.2*	Registrant’s Specimen Certificate for Preferred Shares and Form of Certificate of Designations of Preferred Shares
4.3*	Form of Indenture (including form of Debt Securities)
4.4*	Form of Warrant Agreement (including Warrant Certificate)
4.5*	Form of Subscription Right Agreement (including form of Right Certificate)
4.6*	Form of Unit Agreement (including form of Unit Certificate)
5.1†	Opinion of Harney Westwood & Riegels regarding the validity of the securities being registered and certain Cayman Islands legal matters
8.1†	Opinion of Harney Westwood & Riegels regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
23.1†	Consent of Wei, Wei & Co., LLP, an independent registered public accounting firm
23.2†	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
24.1†	Power of Attorney (included on the signature page)
107†	Calculation of Filing Fee Table

*	To be filed by an amendment or as an exhibit to a document to be incorporated by reference into this registration statement.

†	Filed with this registration statement on Form F-3.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, China, on November 25, 2025.

Li Bang International Corporation Inc.

By:	/s/ Huang Feng
Name:	Huang Feng
Title:	Chairman of Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Huang Feng and Xia Liang and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Huang Feng	Chairman of the Board of Directors and	November 25, 2025
Huang Feng	Chief Executive Officer (Principal Executive Officer)

/s/ Li Funa	Director	November 25, 2025
Li Funa

/s/ Yan Libing	Director	November 25, 2025
Yan Libing

/s/ Song Lianyong	Director	November 25, 2025
Song Lianyong

/s/ Xi Liqi	Director	November 25, 2025
Xi Liqi

/s/ Xia Liang	Chief Financial Officer	November 25, 2025
Xia Liang	(Principal Financial Officer)

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Li Bang International Corporation Inc. has signed this registration statement in New York, New York on November 25, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President